EXHIBIT 4.2

FOURTH AMENDMENT TO THE
TRANSFER AND SERVICING AGREEMENT

      This FOURTH AMENDMENT TO THE TRANSFER AND SERVICING AGREEMENT, dated as of March 30, 2005 (this “Amendment”) is made among World Financial Network National Bank (“WFN”), as Servicer; WFN Credit Company, LLC (“WFN Credit”), as Transferor, and World Financial Network Credit Card Master Note Trust (the “Issuer”), as Issuer, to the Transfer and Servicing Agreement, dated as of August 1, 2001, among WFN, as Servicer, WFN Credit, as Transferor, and the Issuer, (as amended by the First Amendment to the Transfer and Servicing Agreement, dated as of November 7, 2002, among WFN Credit, WFN, as Servicer and the Issuer, as further amended by the Omnibus Amendment, dated as of March 31, 2003, among WFN, WFN Credit, the Issuer and BNY Midwest Trust Company, as Trustee, as further amended by the Third Amendment to the Transfer and Servicing Agreement, dated as of May 19, 2004, among WFN, as Servicer, WFN Credit, as Transferor, and the Issuer, and as further amended from time to time, the “Transfer Agreement”). Capitalized terms used and not otherwise defined in this Amendment are used as defined in the Transfer Agreement.

      WHEREAS, the parties hereto desire to amend the Transfer Agreement as set forth below;

      NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

      1. Amendment to Transfer Agreement. (a) Section 3.6(a) of the Transfer Agreement is hereby amended in its entirety to read as follows:

      “(a) On or before the 90th day following the end of Servicer’s fiscal year in which the Certificate Trust Termination Date occurs and each subsequent fiscal year of the Servicer, Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to Servicer, the Credit Card Originator or Transferor) to furnish a report (addressed to the Servicer) to the Indenture Trustee, Servicer and each Rating Agency to the effect that they have attested to the assertion of an authorized officer of the Servicer that the Servicer is in compliance with the terms and conditions set forth in Sections 3.1, 3.2, 3.3(l), 3.4, 3.5, 3.6 and 3.9 of this Agreement and Sections 8.3, 8.4, 8.5 and 8.6 of the Indenture, as modified or supplemented by the applicable provisions of each Indenture Supplement and such assertion is fairly stated in all material respects. With respect to any report delivered for any fiscal year after the fiscal year ending December 31, 2004, the report required by this paragraph shall be replaced by any independent accountant’s report which complies with the periodic reporting requirements concerning servicing practices of Regulation AB (or any successor rule or regulation as may be promulgated by the Commission), as modified by any “no-action” letter or similar guidance promulgated by the Commission.”

      (b) Section 3.6(b) of the Transfer Agreement is deleted in its entirety and shall be replaced with the following:

Fourth Amendment to Transfer Agreement

      “(b) [RESERVED]

      2. Binding Effect; Ratification. (a) This Amendment shall become effective, as of March 23, 2005, (i) upon receipt hereof by each of the parties hereto of counterparts duly executed and delivered by each of the parties hereto, and (ii) satisfaction of each of the conditions precedent described in Section 9.1(a) of the Transfer Agreement, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

      (b) On and after the execution and delivery hereof, this Amendment shall be a part of the Transfer Agreement and each reference in the Transfer Agreement to “this Agreement” or “hereof,” “hereunder” or words of like import, and each reference in any other Transaction Document to the Transfer Agreement shall mean and be a reference to the Transfer Agreement as amended hereby.

      (c) Except as expressly amended hereby, the Transfer Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

      3. Miscellaneous. (a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

      (b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

      (c) This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

Fourth Amendment to Transfer Agreement

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WORLD FINANCIAL NETWORK NATIONAL BANK, as Servicer
By:	/s/ Robert P. Armiak
	Name:	Robert P. Armiak
	Title:	Senior Vice President and Treasurer

WFN CREDIT COMPANY, LLC, as Transferor
By:	/s/ Robert P. Armiak
	Name:	Robert P. Armiak
	Title:	Senior Vice President and Treasurer

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST, as Issuer By: Chase Bank USA, National Association Not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer
By:	/s/ Sarika M. Sheth
	Name:	Sarika M. Sheth
	Title:	Trust Officer

Fourth Amendment to Transfer Agreement

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